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                                                                   EXHIBIT 10.45

             FIRST AMENDMENT TO PURCHASE, SALE AND LICENSE AGREEMENT

         THIS FIRST AMENDMENT is entered into as of the 31st day of January, 2004, by and between Planet Polymer Technologies, Inc., a California corporation ("Planet"), and Ryer Enterprise LLC, a Nevada limited liability company ("Ryer").

                                    RECITALS

         A. The parties have heretofore entered into that certain Purchase, Sale and License Agreement (the "Agreement"). Pursuant to the Agreement, Ryer has been making payments to Planet in accordance with its terms.

         B. Ryer has requested that the payments due under the Agreement on February 1, 2004, and March 1, 2004, be deferred, and Planet is willing to defer the due date of said payments until June 1, 2005, and July 1, 2005, respectively, provided that Ryer makes an additional payment of $4,600.00 on August 1, 2005.

         C. The parties desire to amend the Agreement to provide for the foregoing deferments and additional payment.

         NOW, THEREFORE, the parties agree as follows:

         1. The Agreement is hereby amended by deferring the due date of the payment of Eleven Thousand Five Hundred Dollars ($11,500.00) originally due under the Agreement on February 1, 2004, until June 1, 2005. The Agreement is hereby further amended by deferring the due date of the payment of Eleven Thousand Five Hundred Dollars ($11,500.00) originally due under the Agreement on March 1, 2004, until July 1, 2005. All other payments due under the Agreement shall not be affected and shall be due on their originally scheduled due dates, with the next scheduled payment being due on April 1, 2004.

         2. In consideration of the foregoing deferments, Ryer shall pay to Planet on August 1, 2005, the sum of Four Thousand Six Hundred Dollars ($4,600.00). In further consideration of the foregoing deferments, Ryer agrees that its sole remedy for any obligation of Planet under the Agreement to Ryer, including, without limitation, any right to indemnification from Planet, shall be Ryer's right to setoff, which right of setoff shall be applied first to monthly installments due from Ryer to Planet in the reverse order of when such installments are due (i.e., a setoff would first be applied against the payment due August 1, 2005) and then against royalty payments.

         3. The Secured Promissory Note, dated May 1, 2003 (the "Note"), that Ryer executed and delivered to Planet to evidence the payments due from Ryer to Planet under the Agreement, is hereby amended to reflect the foregoing deferments and additional payment. Planet shall add a notation to the original Note to indicate that its terms have been modified by this First Amendment.

         4. This First Amendment may be executed in counterparts. When each party has executed and delivered identical counterparts, this First Amendment shall be deemed to be effective. The delivery of a signed counterpart by facsimile transmission shall be binding upon the signer (nevertheless, each party agrees to deliver to the other party an original, signed counterpart of this First Amendment).

         5. As amended by this First Amendment, the Agreement and the Note shall continue to be in full force and effect, and are hereby ratified and confirmed.

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         IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized signatories, as of the date first above written.

                                             Planet Polymer Technologies, Inc.,
                                             a California corporation

                                             By: ______________________________
                                             Name: H. Mac Busby
                                             Its:  President

                                             Ryer Enterprises LLC,
                                             a Nevada limited liability company

                                             By: ______________________________
                                                 Jay Gilbert, Manager